UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29,2009

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PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE	0-15491	22-2562955
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5900 N. Andrews Avenue, Suite 500, Fort Lauderdale, Florida 33309

(Address of Principal Executive Office) (Zip Code)

954-316-9008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On October 29, 2009, Parlux Fragrances, Inc. (the “Company”) entered into a Second Amendment to Loan Agreement and Amendment to Forbearance Agreement (the “Second Amendment”) with Regions Bank extending the forbearance period through February 15, 2010 and calling for Parlux to repay the remaining loan balance over the course of the extension period.  The Second Amendment calls for the Company to continue to comply with certain covenants with Regions Bank under the Loan and Security Agreement, dated as of July 22, 2008, as amended by the Second Amendment. This description of the Second Amendment is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 10.1 to this report, which is incorporated herein by this reference.

The Company now is in full compliance with all covenants under the Loan and Security Agreement, as amended by the Second Amendment, and anticipates that it will be able to remain in compliance during the term of the extension.

Item 8.01.

Other Events.

On October 30, 2009, the Company also issued a press release announcing that the Second Amendment was entered into, and also providing public notice about the Company's earnings release and related conference call for investors on November 5, 2009. A copy of the press release is incorporated herein by reference and furnished as Exhibit 99.1 hereto.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
10.1	Second Amendment to Loan Agreement and Amendment to Forbearance Agreement, dated as of October 29, 2009, by and between Parlux Fragrances, Inc. and Parlux Ltd. and Regions Bank.
99.1	Press Release of the Company, dated October 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 30, 2009

PARLUX FRAGRANCES, INC.

By:	/s/ RAYMOND J. BALSYS
Raymond J. Balsys, Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Loan Agreement and Amendment to Forbearance Agreement, dated as of October 29, 2009, by and between Parlux Fragrances, Inc. and Parlux Ltd. and Regions Bank.
99.1	Press Release of the Company, dated October 30, 2009.